As filed with the Securities and Exchange Commission on December 15, 2006.
Registration No. 333-84251

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	38-0819050

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
901 44th Street
Grand Rapids, Michigan 49508
(Address of Principal Executive Offices) (Zip Code)
STEELCASE INC. RETIREMENT PLAN
(Full title of the plan)
Jon D. Botsford, Esq.
Senior Vice President, Secretary and Chief Legal Officer
901 44th Street
Grand Rapids, Michigan 49508
(Name and address of agent for service)
(616) 246-9600
(Telephone number, including area code, of agent for service)
WITH COPY TO:
Brian W. Duwe, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
333 W. Wacker Drive, Suite 2100
Chicago, Illinois 60606
(312) 407-0700

EXPLANATORY NOTE
     Steelcase Inc. (the “Company”) filed a Registration Statement on Form S-8, File No. 333-84251, with the Securities and Exchange Commission on August 2, 1999 (the “Original Form S-8”) and Post-Effective Amendment No. 1 to the Form S-8 (“Amendment No. 1” and, together with the Original Form S-8, the “Form S-8”) on March 29, 2004. The Form S-8 covered 2,000,000 shares of the Company’s Class A Common Stock to be offered and sold through the Steelcase Inc. Retirement Plan (formerly known as the Steelcase Inc. 401(k) Retirement Plan) (the “Plan”) and an indeterminate amount of interests to be offered or sold pursuant to the Plan, as well as any additional shares of Class A Common Stock which become available for grant under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock. Effective as of February 28, 2006, the Company discontinued the Steelcase Inc. stock fund investment option under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 2 to deregister all shares of the Company’s Class A Common Stock previously registered on the Form S-8 that were unsold as of February 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Steelcase Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on December 14, 2006.

STEELCASE INC.

By: Name:	/s/ James P. Hackett James P. Hackett
Title:	President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on this 14th day of December, 2006.

Signature	Title

/s/ James P. Hackett James P. Hackett	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David C. Sylvester David C. Sylvester	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William P. Crawford
William P. Crawford	Director

/s/ Earl D. Holton
Earl D. Holton	Director

/s/ Michael J. Jandernoa
Michael J. Jandernoa	Director

Signature	Title

/s/ David W. Joos
David W. Joos	Director

/s/ Elizabeth Valk Long
Elizabeth Valk Long	Director

/s/ Robert C. Pew III
Robert C. Pew III	Director

/s/ Cathy D. Ross
Cathy D. Ross	Director

/s/ Peter M. Wege II
Peter M. Wege II	Director

/s/ P. Craig Welch, Jr.
P. Craig Welch, Jr.	Director

/s/ Kate Pew Wolters
Kate Pew Wolters	Director
     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on this 14th day of December, 2006.

STEELCASE INC. RETIREMENT PLAN

By: Name:	/s/ Nancy W. Hickey Nancy W. Hickey
Title:	Senior Vice President,
Chief Administrative Officer